Schedule of Material Differences

All of the Subscription Agreements, Registration Agreements, and Warrant Agreements relating to the February 22, 2001 private placement are identical as to material terms and conditions except as follows.

1. The number of shares and warrants purchased by individual subscribers differ. The number of shares and warrants purchased by the subscribers is as follows.

Subscriber              No. of Shares
                        and Warrants

Jason T. Adelman              26,000
Alder Enterprises
 Ltd.                        125,000
American High
 Growth Equities
 Retirement Trust            328,947
Donald A. Anderson,
 TTEE Prototype P.S.
 Plan c/o Salomon
 Smith Barney                100,000
Matthew Balk,
 Custodian for
 Daniel Balk                  32,894
Matthew Balk,
 Custodian for
 David Balk                   32,894
Matthew Balk                  32,894
Dr. Edward D. Ball            65,789
Stephen D. Barrett
 IRA                          65,789
Beancounters
 Investments
 Pty. Ltd.                    81,500
Bentley Corp. In   c.        131,579
Phillip C. Bird               27,000
Michael Clofine               13,157
Michael Colen                263,158
Peter Falcone                 27,000
David and Caren Garmus        27,000
Lloyd G. Glazer IRA           13,157
Brian Herman                  27,000
Paul Hildebrand              187,500
John O'Neal Johnston          27,000
Dennis Keegan                131,579
Joyce Klein                   39,473
Robert Klein M.D.             65,789
Ethel Lebenkoff               32,894
Michael Loew                  27,000
George Manos                  55,921
Robert E. Meshel              65,789
Lewis Mitchell                65,789
Richard G. Morris            131,579
Dr. Robert Neborsky           32,894
Gene Salkind                  65,789
Jeffrey Schnipper             50,000
Kathy Simpson                 32,894
Spitsbergen Pty.             131,631
Grant Sutherland           1,250,000
Livia S. Sylva                65,789
Richard B. Trull IRA          65,789
Golden Capital Securities
ITF Gus Wahlroth,
Acct #50-037F-9              131,579
Scott Weisman                 26,000
Welcome Opportunities Ltd.   500,000
David Wiener                  50,000
Sara Wiener                   50,000
WKW Investment Club          131,579

2. In accordance with regulations of the Toronto Stock Exchange, the following purchasers paid a price of $0.80 per unit, as opposed to $0.76 per unit.

Grant Sutherland
Paul Hildebrand
Alder Enterprises Ltd.